UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

ClearPoint Neuro, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Musick

Irvine, CA 92618

(Address of principal executive offices, zip code)

(949) 900-6833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2020, Marcio Souza resigned from the Board of Directors (the “Board”) of ClearPoint Neuro, Inc. (the “Company”), effective immediately, and withdrew as a director nominee for election at the Company’s Annual Meeting of Stockholders to be held on June 2, 2020 (the “2020 Annual Meeting”). On April 27, 2020, the Board accepted Mr. Souza’s resignation. In connection therewith and effective immediately, the size of the Board was decreased from nine to eight members. Further, upon the recommendation of the Corporate Governance and Nominating Committee of the Board, Pascal E.R. Girin was appointed to replace Mr. Souza on the Audit Committee of the Board, and Matthew B. Klein was appointed to replace Mr. Girin on the Compensation Committee of the Board, effective immediately. Mr. Souza’s decision to resign was not related to any disagreement with the Company over any of its operations, policies, or practices.

The Board is not nominating a replacement director for election at the 2020 Annual Meeting. Other than Mr. Souza, the nominees named in the Company’s definitive proxy materials will stand for election at the 2020 Annual Meeting. Notwithstanding Mr. Souza’s resignation, the form of proxy card included in the Company’s definitive proxy materials remains valid. However, any votes submitted with instruction to vote for all of the Board’s nominees will be voted only for the remaining eight nominees, as named in the Company’s definitive proxy materials, and any votes submitted with instruction to vote for Mr. Souza will be disregarded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2020	MRI INTERVENTIONS, INC.

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer